Exhibit (1)

                         BOARD OF DIRECTORS RESOLUTIONS

                     FOR VARIABLE ANNUITY SEPARATE ACCOUNT

WHEREAS, the Board of Directors of Woodmen of the World Life Insurance Society and/or Omaha Woodmen Life Insurance Society (the "Society") has analyzed adding variable annuity certificates to the Society's product portfolio and has determined it is advisable to so add such certificates; and

WHEREAS, to issue variable annuity certificates, the Society must establish a separate account pursuant to the insurance laws of the State of Nebraska.

NOW, THEREFORE, BE IT RESOLVED, that the Society obtain the required approvals, authorizations and/or licenses to issue variable annuity certificates in states where the Society is licensed and approved to transact business; and

FURTHER RESOLVED, that the Board of Directors of the Society hereby establishes a separate account, pursuant to the provisions of NEB. REV. STAT. Section44-402.01, designated Woodmen Variable Annuity Account (hereinafter the "Variable Account"), for the following use and purposes, and subject to such conditions as hereinafter set forth; and

FURTHER RESOLVED, that the Variable Account is established for the purpose of providing for the issuance by the Society of certain variable annuity certificates (the "Certificates"), and shall constitute a funding medium to support reserves under such Certificates issued by the Society; and

FURTHER RESOLVED, that the income, gains and losses, realized or unrealized, from assets allocated to the Variable Account shall be credited to or charged against the Variable Account, without regard to other income, gains or losses of the Society; and

FURTHER RESOLVED, that portion of the assets of the Variable Account equal to the reserves and other liabilities under the Certificates and any other certificates issued through the Variable Account will not be chargeable with liabilities arising out of any other business the Society may conduct; and

FURTHER RESOLVED, that the Variable Account shall be divided into investment subaccounts (the "Subaccounts"), each of which shall invest in the shares of a mutual fund portfolio, and net premiums under the Certificates shall be allocated in accordance with instructions received from owners of the Certificates; and

FURTHER RESOLVED, that the Investment Committee is authorized to add or remove any Subaccount of the Variable Account or add or remove any mutual fund portfolio as may hereafter be deemed necessary or appropriate; and

FURTHER RESOLVED, that the income, gains and losses, realized or unrealized, from assets allocated to each Subaccount of the Variable Account shall be credited to or charged against such Subaccount of the Variable Account, without regard to other income, gains or losses of any other Subaccount of the Variable Account; and

FURTHER RESOLVED, that the President and Executive Vice President/Finance and Treasurer, and either of them, with full power to act without the other, be, and they hereby are, severally authorized to transfer cash from time to time from the Society's general account to the Variable Account, or from the Variable Account to the general account, as deemed necessary or appropriate and consistent with the terms of the Certificates; and

FURTHER RESOLVED, that the Board of Directors of the Society reserves the right to change the designation of the Variable Account hereafter to such other designation as it may deem necessary or appropriate; and

FURTHER RESOLVED, that the President and Executive Vice President/Finance and Treasurer, and either of them, with full power to act without the other, with such assistance from the Society's independent certified public accountants, legal counsel and independent consultants or others as they may require, be, and they hereby are, severally authorized and directed to take all action necessary to: (a) register the Variable Account as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"); (b) register the Certificates in such amounts, which may be an indefinite amount, as such officers of the Society shall from time to time deem appropriate under the Securities Act of 1933 (the "1933 Act"); and (c) take all other actions that are necessary in connection with the offering of the Certificates for sale and the operation of the Variable Account in order to comply with the 1940 Act, the Securities Exchange Act of 1934, the 1933 Act, and other applicable federal laws, including the filing of any registration statements, any undertakings, no-action requests, consents, and any applications for exemptions from the 1940 Act or other applicable federal laws, and any amendments to the foregoing as the officers of the Society shall deem necessary or appropriate; and

FURTHER RESOLVED, that the President and Executive Vice President/Finance and Treasurer, and either of them, with full power to act without the other, are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Variable Account, and by the Society as sponsor and depositor, a Notification of Registration on Form N-8A, a registration statement on Form N-4 registering the Variable Account as an investment company under the 1940 Act, and a registration statement registering the Certificates under the 1933 Act, and any and all amendments to the foregoing on behalf of the Variable Account and the Society; and

FURTHER RESOLVED, that the President, Executive Vice President/Finance and Treasurer, and General Counsel are duly appointed as agent for service under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

FURTHER RESOLVED, that the President and Executive Vice President/Finance and Treasurer, and either of them, with full power to act without the other, are severally authorized on behalf of the Variable Account and on behalf of the Society to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Certificates, including any registrations, filings and qualifications both of the Society, its officers, agents and employees, and of the Certificates, under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, requests, undertakings, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which such officers or legal counsel of the Society may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the officers or legal counsel deem it to be in the best interests of the Variable Account and the Society; and

FURTHER RESOLVED, that the President and Executive Vice President/Finance and Treasurer, and either of them, with full power to act without the other, be, and they hereby are, severally authorized in the names and on behalf of the Variable Account and the Society: (a) to execute and file irrevocable written consents on the part of the Variable Account and of the Society to be used in such states wherein such consents to service of process may be required under the insurance or securities laws therein in connection with the registration or qualification of the Certificates; and (b) to appoint the appropriate state official, or such other person as may be allowed by insurance or securities laws, agent of the Variable Account and of the Society for the purpose of receiving and accepting process; and

FURTHER RESOLVED, that the President and Executive Vice President/Finance and Treasurer, and either of them, with full power to act without the other, be, and hereby are, severally authorized to establish procedures under which the Society will provide voting rights for owners of the Certificates with respect to securities owned by the Variable Account; and

FURTHER RESOLVED, that the President and Executive Vice President/Finance and Treasurer are hereby authorized to execute such agreement or agreements as deemed necessary and appropriate (a) with Woodmen Financial Services, Inc. or other qualified entity under which Woodmen Financial Services, Inc. or such other entity will be appointed principal underwriter and distributor for the Certificates, (b) with one or more qualified banks or other qualified entities to provide administrative and/or custody services in connection with the establishment and maintenance of the Variable Account and the design, issuance, and administration of the Certificates, and (c) with the designated mutual fund portfolios and/or the principal underwriter and distributor of such mutual fund portfolios for the purchase and redemption of portfolio shares; and

FURTHER RESOLVED, that the President and Executive Vice President/Finance and Treasurer are hereby authorized to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

The foregoing Resolutions were approved by the Board of Directors of the Society on August 1, 2001.